UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 26, 2012 (November 18, 2011)

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of principal executive offices including Zip Code)

(713) 659-3855

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

EXPLANATORY NOTE

On November 22, 2011, GeoMet, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”), reporting, among other things, the completion of our acquisition (the “Vitruvian Asset Acquisition”) of certain proved developed and undeveloped coalbed methane (“CBM”) reserves and undeveloped leasehold acreage in Alabama and West Virginia, as well as certain natural gas derivative contracts, and a license to use a certain drilling technology. This Current Report on Form 8-K/A amends and supplements the Original Report to provide the financial statements and pro forma financial information required by Item 9.01 in connection with that acquisition. Except for filing of the financial statements, pro forma financial information, and the impairment information provided in Item 2.06, the Original Report is not being amended or updated in any other manner.

Section 2 — Financial Information

Item 2.06. Material Impairments.

In preparation of the pro forma balance sheet referred to in Item 9.01(b) below, we performed a ceiling test to evaluate whether the pro forma combined assets of the Company, giving effect for the Vitruvian Asset Acquisition, exceeded the ceiling limitation prescribed by the Securities and Exchange Commission in Regulation S-X Rule 4-10. On January 25, 2012, management of the Company and its board of directors and audit committee concluded that a pro forma impairment attributable to the Vitruvian Asset Acquisition is required and that such impairment is indicative of an overall impending impairment that the Company expects to record, for financial reporting purposes, in the Consolidated Statements of Operations for the three months and year ended December 31, 2011. However, the Company is not yet in possession of the information required to quantify the impairment charge for the entire company. Subsequent to the date of these pro forma financial statements, natural gas prices continued to decline. As a result, the anticipated impairment charge at December 31, 2011 may be in excess of the amount reflected in these pro forma financial statements. The pro forma impairment charge calculated by the Company is set forth in Note 3 to the pro forma financial information filed with this Form 8-K/A and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Independent Auditors Report and the Statements of Revenues and Direct Operating Expenses for the nine months ended September 30, 2011 and the year ended December 31, 2010 and Supplementary Financial and Operating Information on Gas Exploration, Development and Producing Activities (Unaudited) for the periods then ended are set forth starting on page 3 of this Form 8-K/A.

(b)	Pro Forma Financial Information.

The unaudited Pro Forma Balance Sheet at September 30, 2011 is set forth starting on page 8 of this Form 8-K/A.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ryder Scott Company, L.P.

99.1	Report of Ryder Scott Company, L.P.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of GeoMet, Inc.

Houston, Texas

We have audited the accompanying statements of revenues and direct operating expenses of the Vitruvian Coalbed Methane Properties (the “Properties”), as defined in the purchase and sale agreement dated October 14, 2011, between GeoMet, Inc. (the “Company”) and Vitruvian Exploration, LLC, for the nine months ended September 30, 2011 and the year ended December 31, 2010.The statements of revenues and direct operating expenses are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenue and direct operating expenses are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in these statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the statement, and are not intended to be a complete presentation of the Properties’ results of operations.

In our opinion, such statements of revenue and direct operating expenses presents fairly, in all material respects, the revenues and direct operating expenses of the Properties for the nine months ended September 30, 2011 and the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic statements of revenues and direct operating expenses taken as a whole. The supplemental information in Note 4 to the statements of revenues and direct operating expenses is presented for the purpose of additional analysis and is not a required part of the basic financial statements. This additional information is the responsibility of the Company’s management. Such information has not been subjected to the auditing procedures applied in our audits of the statements of revenue and direct operating expenses, and accordingly, we are unable to express, and do not express an opinion on the supplementary information referred to above.

/s/ DELOITTE & TOUCHE LLP

Houston, TX

January 26, 2012

VITRUVIAN COALBED METHANE PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2011 AND THE YEAR ENDED DECEMBER 31, 2010

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Revenues:
Gas sales	$26,244,539	$38,536,753
Direct operating expenses:
Production expenses	14,893,271	17,258,401
Production taxes	732,993	727,773

Total direct operating expenses	15,626,264	17,986,174

Excess of Revenues over direct operating expenses	$10,618,275	$20,550,579

See accompanying Notes to Audited Financial Statements.

VITRUVIAN COALBED METHANE PROPERTIES

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 1— Overview and Basis of Presentation

Overview

On October 14, 2011, GeoMet, Inc. (the “Company”) executed definitive agreements with Vitruvian Exploration, LLC (“Vitruvian”) to purchase proved developed and undeveloped coalbed methane (“CBM”) reserves and undeveloped leasehold acreage in Alabama and West Virginia, as well as certain natural gas derivative contracts, and a license to use a certain drilling technology (the “Properties”). On November 18, 2011, the Company closed the transaction with an adjusted purchase price at closing of approximately $69 million related to the acquired gas properties, $11 million related to the acquired natural gas hedge contracts and $1 million for the license to use certain drilling technology. The transaction was primarily financed through a $79 million draw from the Company’s revolving credit facility.

These statements are not intended to be a complete presentation of the results of operations of the Properties as they do not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses and other income and expense items not directly associated with revenues from natural gas. Historical financial statements reflecting financial position, results of operations, and cash flow required by accounting principles generally accepted in the United States are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

Basis of Presentation

The accompanying Statements of Revenues and Direct Operating Expenses for the nine months ended September 30, 2011 and the year ended December 31, 2010 have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission. Statements of Revenues and Direct Operating Expenses have been included in this report in lieu of full financial statements because the preparation of full financial statements was determined to be impracticable as it would have required significant assumptions that cannot be substantiated.

The accompanying Statements of Revenues and Direct Operating Expenses have been derived from the historical records of Vitruvian to present revenues and direct operating expenses related to the Properties in accordance with accounting principles generally accepted in the United States (“GAAP”). In the opinion of management, the accompanying statements contain all adjustments considered necessary to fairly present the revenues and direct operating expenses related to the Properties. These statements are not intended to be a complete presentation of the results of operations for the assets acquired. The historical operating results may not be indicative of its results in the future due to changes in the business.

Note 2—Summary of Significant Accounting Policies

Use of Estimates

In preparing the operating revenue and direct operating expenses, management made estimates and assumptions that affect the amounts reported therein and related disclosures. Actual results may differ from these estimates.

Revenue Recognition

Revenue is recognized using the following criteria: (a) persuasive evidence of an exchange arrangement exists, (b) delivery has occurred or services have been rendered, (c) the buyer’s price is fixed or determinable and (d) collectability is reasonably assured. Revenue from contract operations service is recorded when earned, which generally occurs monthly at the time the monthly compression service is provided to customers in accordance with the customer service agreements.

Production expenses

Direct operating expenses include production expenses and production taxes both of which are recognized when incurred. Production expenses include lease operating expense, transportation expense, and compression expense. Lease operating expense includes lifting costs, gas gathering and transportation costs, well repair expenses, surface repair expenses, ad valorem taxes, and other field expenses. Lease operating expense also includes expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

Subsequent Events

We reviewed for subsequent events as of the issuance of these financial statements on January 26, 2012.

Note 3—Commitments and Contingencies

The Company is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

Note 4—Supplementary Financial and Operating Information on Gas Exploration, Development and Producing Activities (Unaudited)

This supplemental schedule provides unaudited information pursuant to ASC 932, Oil and Gas Extraction, and certain other information.

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Natural Gas Reserves (Mcf)—U.S.
Proved reserves at beginning of period	53,969,000	62,808,000
Production	(6,066,000)	(8,839,000)

Proved reserves at end of period	47,903,000	53,969,000

Proved developed reserves at beginning of period	43,337,000	52,176,000

Proved developed reserves at end of period	37,272,000	43,337,000

Estimates of proved reserves at September 30, 2011 were prepared by Ryder Scott Company, LP (“Ryder Scott”). The technical persons at Ryder Scott responsible for preparing the reserve estimates are independent petroleum engineers and geoscientists that meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Estimates of proved reserves at December 31, 2010 were prepared by the Company by computing the change backwards from the September 30, 2011 report. Estimated reserves at December 31, 2010 were computed using only production and new discovery quantities and valuation for the nine months ended September 30, 2011. As such, there were no revisions of prior estimates.

The reserves information presented above represents only estimates. There are a number of uncertainties inherent in estimating quantities of proved reserves, including many factors beyond our control, such as commodity pricing. Reserve engineering is a subjective process of estimating underground accumulations of natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates of different engineers may vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may lead to revising the original estimate. Accordingly, initial reserve estimates are often different from the quantities of natural gas that are ultimately recovered. The meaningfulness of such estimates depends primarily on the accuracy of the assumptions upon which they were based. Except to the extent we acquire additional properties containing proved reserves or conduct successful exploration and development activities or both, our proved reserves will decline as reserves are produced.

The following table presents the standardized measure of future net cash flows related to proved gas reserves in accordance with ASC 932. All components of the standardized measure are from proved reserves, all of which are located entirely within the continental United States. As prescribed by this statement, the amounts shown for September 30, 2011 and December 31, 2010 are calculated using the unweighted arithmetic average of the price on the first day of each month within the twelve-month period prior to the end of the reporting period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions. Future income taxes are based on year-end statutory rates, adjusted for tax credits. A discount factor of 10 percent was used to reflect the timing of future net cash flows. Extensive judgments are involved in estimating the timing of future production and the costs that will be incurred throughout the remaining lives of the fields. Accordingly, the estimates of future net revenues from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimated to be incurred in developing and producing the estimated proved gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other gas producers. For the twelve months ended September 30, 2011, the unweighted arithmetic average of the natural gas market price on the first day of each month was $4.15 per Mcf when adjusted for regional price differentials.

Standardized Measure	September 30, 2011	December 31, 2010
Future cash inflows	$199,008,000	$225,253,000
Future production costs	(76,781,000)	(92,407,000)
Future development costs	(13,154,000)	(13,154,000)
Future income taxes	(14,457,000)	(18,514,000)

Future net cash flows	94,616,000	101,178,000
10% annual discount to reflect timing of cash flows	(40,320,000)	(40,812,000)

Standardized measure of discounted future net cash flows	$54,296,000	$60,366,000

Changes in standardized measure relating to proved gas reserves for the nine months ended September 30, 2011 and the year ended December 31, 2010 are summarized below:

Changes in Standardized Measure	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Standardized measure at beginning of year	$60,366,000	$71,796,000
Sales and transfers of oil and gas produced—net of production cost	(10,618,000)	(20,551,000)
Accretion of discount before income taxes	5,275,000	9,088,000
Net change in income taxes	4,548,000	9,120,000
Changes in production rates (timing) and other	(5,275,000)	(9,087,000)

Subtotal net change	(6,070,000)	(11,430,000)

Standardized measure at end of year	$54,296,000	$60,366,000

Unaudited Pro Forma Combined Financial Information

On October 14, 2011, GeoMet, Inc. (the “Company”) executed definitive agreements with Vitruvian Exploration, LLC (“Vitruvian”) to purchase proved developed and undeveloped coalbed methane (“CBM”) reserves and undeveloped leasehold acreage in Alabama and West Virginia, as well as certain natural gas derivative contracts, and a license to use a certain drilling technology (the “Properties”). On November 18, 2011, the Company closed the transaction with an adjusted purchase price at closing of approximately $69 million related to the acquired gas properties, $11 million related to the acquired natural gas hedge contracts and $1 million for the license to use certain drilling technology. The transaction was primarily financed through a $79 million draw from the Company’s revolving credit facility.

The following unaudited pro forma balance sheet is based on the historical consolidated financial statements of the Company, adjusted to reflect the aforementioned purchase of the Properties. The unaudited pro forma balance sheet is for informational purposes only and is not intended to represent or to be indicative of the combined financial position that the Company would have reported had the acquisition of the Properties been completed as of the date set forth in this unaudited pro forma balance sheet and should not be taken as indicative of the Company’s future combined financial position. The actual results may differ significantly from that reflected in the unaudited pro forma balance sheet for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma balance sheet and actual results.

The pro forma balance sheet reflects the following:

•	our acquisition of the Properties and license to use a certain drilling technology;

•	our acquisition of the natural gas hedge contracts; and

•	our borrowing under our revolving credit facility.

The unaudited pro forma consolidated balance sheet was derived by adjusting our historical financial statements. The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions.

GEOMET, INC. AND SUBSIDIARIES AND VITRUVIAN COALBED METHANE PROPERTIES

Unaudited Pro Forma Balance Sheet at September 30, 2011

	GeoMet, Inc. and Subsidiaries	Purchase Price Allocation	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$462,722				$462,722
Accounts receivable, both amounts net of allowance of $60,848	2,472,195				2,472,195
Inventory	621,011				621,011
Derivative asset—natural gas contracts	7,121,202	10,094,607			17,215,809
Other current assets	1,115,772				1,115,772

Total current assets	11,792,902	10,094,607			21,887,509

Gas properties—utilizing the full cost method of accounting:
Proved gas properties	488,795,217	71,226,795			560,022,012
Other property and equipment	3,426,443	183,275			3,609,718

Total property and equipment	492,221,660	71,410,070			563,631,730
Less accumulated depreciation, depletion, amortization and impairment of gas properties	(377,710,024)		(8,492,979	) (A)	(386,203,003)

Property and equipment—net	114,511,636	71,410,070	(8,492,979)		177,428,727

Other noncurrent assets:
Derivative asset—natural gas contracts	2,044,078	590,146			2,634,224
Deferred income taxes	45,854,932				45,854,932
Other	769,823	1,007,462			1,777,285

Total other noncurrent assets	48,668,833	1,597,608			50,266,441

TOTAL ASSETS	$174,973,371	$83,102,285	$(8,492,979)		$249,582,677

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,888,096	$1,755,038			$7,643,134
Accrued liabilities	1,747,122	559,760			2,306,882
Deferred income taxes	2,373,602				2,373,602
Asset retirement liability	32,121				32,121
Current portion of long-term debt	89,693				89,693

Total current liabilities	10,130,634	2,314,798			12,445,432

Long-term debt	81,295,386	78,738,611			160,033,997
Asset retirement liability	5,931,702	2,048,876			7,980,578
Other long-term accrued liabilities	16,291				16,291

TOTAL LIABILITIES	97,374,013	83,102,285			180,476,298
Mezzanine equity:
Series A Convertible Redeemable Preferred Stock	27,262,718				27,262,718
Stockholders’ Equity:
Common stock	39,974				39,974
Treasury stock	(94,424)				(94,424)
Paid-in capital	202,910,411				202,910,411
Accumulated other comprehensive loss	(1,309,211)				(1,309,211)
Retained deficit	(150,966,044)		(8,492,979)		(159,459,023)
Less notes receivable	(244,066)				(244,066)

Total stockholders’ equity	50,336,640		(8,492,979)		41,843,661

TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS’ EQUITY	$174,973,371	$83,102,285	$(8,492,979)		$249,582,677

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

1. Basis of Presentation

On October 14, 2011, GeoMet, Inc. (the “Company”) executed definitive agreements with Vitruvian Exploration, LLC (“Vitruvian”) to purchase proved developed and undeveloped coalbed methane (“CBM”) reserves and undeveloped leasehold acreage in Alabama and West Virginia, as well as certain natural gas derivative contracts, and a license to use a certain drilling technology (the “Properties”). On November 18, 2011, the Company closed the transaction with an adjusted purchase price at closing of approximately $69 million related to the acquired gas properties, $11 million related to the acquired natural gas hedge contracts and $1 million for the license to use certain drilling technology. The transaction was primarily financed through a $79 million draw from the Company’s revolving credit facility.

The unaudited pro forma balance sheet is based on the historical consolidated financial statements of the Company, adjusted to reflect the aforementioned purchase of the Properties. The unaudited pro forma balance sheet is for informational purposes only and is not intended to represent or to be indicative of the combined financial position that the Company would have reported had the acquisition of the Properties been completed as of the dates set forth in this unaudited pro forma balance sheet and should not be taken as indicative of the Company’s future combined financial position. The actual results may differ significantly from that reflected in the unaudited pro forma balance sheet for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma balance and actual results.

2. Purchase Price Allocation

The final purchase included the following:

Proved gas properties (net of asset retirement liability)	$71,226,795
Derivative asset—natural gas contracts (current)	10,094,607
Derivative asset—natural gas contracts (non-current)	590,146
Other assets—drilling license	1,007,462
Other property and equipment	183,275

Total assets acquired	$83,102,285

Total consideration included the following:

Draw from revolving credit facility	$78,738,611
Liabilities assumed—royalties	1,755,038
Liabilities assumed—ad valorem taxes	559,760
Liabilities assumed—asset retirement obligation	2,048,876

Total consideration	$83,102,285

The Company executed a new agreement for its revolving credit facility which became effective with the closing of the Vitruvian Asset Acquisition. The key elements of the new revolving credit facility are as follows:

•	The notional amount was increased from $180 million to $250 million, and the borrowing base was increased from $90 million to $180 million.

•

The bank group, with Bank of America as Administrative Agent, BNP Paribas as Syndication Agent, and US Bank and Bank of Scotland as Co-Documentation Agents was increased from five to six banks. Comerica Bank and Capital One also participate in the credit facility.

•	The new revolving credit facility has a four-year maturity, an extension of the current facility of more than two years.

•	The interest rate margins were reduced by one-half of 1% as compared to the previous agreement.

•	The debt to EBITDA financial covenant was set at 4.25 to 1.0 through 2012 and thereafter reduced to 4.0 to 1.0.

•

The ability of the Company to pay cash dividends on its preferred stock was modified. In addition to the ability under the previous agreement to pay cash dividends subject to certain financial covenants and borrowing base availability, the Company also has the ability to pay $2 million in cash dividends in any fiscal year without any such restrictions.

3. Pro Forma Adjustments

(A) Under full cost accounting rules, total capitalized costs are limited to a ceiling equal to the present value of future net revenues, discounted at 10% per annum, plus the lower of cost or fair value of unevaluated properties less income tax effects (the “ceiling limitation”). We performed a ceiling test to evaluate whether the net book value of the combined assets exceeded the ceiling limitation and recorded a pre-tax noncash charge of approximately $8.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc. (Registrant)

Dated: January 26, 2012	By:	/s/ William C. Rankin
	Name:	William C. Rankin
	Title:	Executive Vice President and Chief Financial Officer